UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

CHINA MODERN AGRICULTURAL INFORMATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-164488	27-2776002
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. A09, Wuzhou Sun Town Limin Avenue, Limin Development District Harbin, Heilongjiang, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0451-84800733

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2011, China Modern Agricultural Information, Inc. (the “Company”) and Suihua Dongxing Dairy Food Co., Ltd.  (the “Dongxing Dairy”) entered into a fresh milk sales agreement (the “Sales Agreement”), pursuant to which Dongxing Dairy agreed to purchase from the Company a total of 4,700 tons (equivalent to 4,700,000 kilograms (the “kg”)) of fresh milk at the price of RMB2.3/kg (approximately USD$0.355/kg) from July 1, 2011 through December 31, 2011. The purchase quantity is subject to 10% adjustment and the price is subject to 5% adjustment for market condition and product quality.

The foregoing description of the terms of the Sales Agreement is qualified in its entirety by reference to the provisions of the Sales Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Item 8.01	Other Events.

A press release announcing the execution of the Sales Agreement (the “Press Release”) was issued at 7am EDT on June 27, 2011. A copy of the Press Release is filed herewith as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Sales Agreement dated as of June 21, 2011 by and between China Modern Agricultural Information, Inc. and Suihua Dongxing Dairy Food Co., Ltd.

99.1	Press Release dated as of June 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MODERN AGRICULTURAL INFORMATION, INC.

Dated: June 27, 2011	By:	/s/ Wang Youliang
Wang Youliang
Chief Executive Officer